UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2008

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2008, the Board of Directors of Taylor Capital Group, Inc. (the "Company") appointed Randall T. Conte to serve as Chief Financial Officer and Secretary of the Company. On December 2, 2008, the Board of Directors of the Company's wholly-owned subsidiary, Cole Taylor Bank (the "Bank"), appointed Mr. Conte as Chief Financial Officer and Secretary of the Bank. Mr. Conte succeeds Robin VanCastle as Chief Financial Officer of the Company and the Bank. Ms. VanCastle announced her plans to resign from the Company, but she anticipates remaining with the Company through March 13, 2009 to facilitate an orderly transition of responsibilities to Mr. Conte.

As previously reported, Mr. Conte joined the Bank on October 27, 2008 as an Executive Vice President and Chief Operating Officer and will continue to serve in that capacity as well as that of Chief Financial Officer. Prior to joining the Bank, Mr. Conte was with ABN Amro North America and its LaSalle Bank organization from 1998 to 2008. Most recently, from 2007 to 2008, Mr. Conte was Executive Vice President and Head of Operations for LaSalle Bank in Chicago, Illinois, responsible for LaSalle's retail, consumer, mortgage and virtual banking businesses. From 2005 to 2007, Mr. Conte was Executive Vice President and Chief Operations Officer of ABN Amro Mortgage Group, located in Ann Arbor, Michigan. From 1999 to 2005, Mr. Conte was Corporate Controller of LaSalle Bank Corporation, located in Chicago, Illinois. Prior to his tenure at ABN Amro and LaSalle Bank, Mr. Conte held positions at SBC Warburg (now UBS) and in public accounting. Mr. Conte is a certified public accountant.

Mr. Conte does not have any family relationship with any other executive officer of the Company, with any director of the Company, or with any person selected to become an officer or a director of the Company. There are no arrangements or understandings between Mr. Conte and any other person pursuant to which Mr. Conte was selected as Chief Financial Officer and Secretary of the Company.  Mr. Conte has indicated an interest in acquiring shares of the 8% Non-Cumulative Convertible Perpetual Preferred Stock, Series A (the "Series A Preferred Stock"), issued by the Company in a private placement transaction consummated on September 29, 2008.  Harrison I. Steans, the Chairman of the Company's Executive Committee, and Bruce W. Taylor, the Company's Chairman and Chief Executive Officer, and certain other existing Series A Preferred Stock holders have expressed a willingness to sell a limited amount of their shares of Series A Preferred Stock to Mr. Conte and certain other recently-hired employees of the Company.  The terms of this contemplated transaction are being finalized and remain subject to mutual approval of the parties and the review and approval of the Audit Committee of the Board of Directors of the Company.

A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated December 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2008

TAYLOR CAPITAL GROUP, INC.

By:	/s/ RANDALL T. CONTE
Randall T. Conte
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 4, 2008.